UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2006

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On December 11, 2006, Molina Healthcare, Inc., J. Mario Molina, John C. Molina, and Joseph W. White, the defendants in the consolidated class action securities matter pending in the United States District Court for the Central District of California, Case No. CV 05-5460 SJO (SHx) (the "Class Action"), and PACE Industry Union-Management Pension Fund, the court-appointed lead plaintiff in the Class Action, filed a Joint Stipulation of Voluntary Dismissal Pursuant to Federal Rule of Civil Procedure 41(a) (the "Dismissal Stipulation"). The Dismissal Stipulation provides for the immediate dismissal with prejudice of the Class Action against the defendants as to the lead plaintiff, thereby ending the Class Action. No payment to the lead plaintiff was or will be made by the defendants in connection with the Dismissal Stipulation. Each party has agreed to bear its own costs and attorneys' fees arising from the Class Action. The Dismissal Stipulation follows the District Court's Order on November 17, 2006, pursuant to which the District Court granted the defendants' motion to dismiss the plaintiffs' consolidated complaint without prejudice. Under Federal Rule of Civil Procedure 41(a), the Dismissal Stipulation became immediately effective upon its filing with the court.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: December 12, 2006	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer and General Counsel